QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

        FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2003

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19536	95-3971414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip Code)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Name and Address of Agent For Service)

(610) 292-6600
(Telephone Number, Including Area Code, of Agent for Service)

Item 5. Other Events.

        On January 17, 2003, the Company announced that it retained, subject to bankruptcy court approval, the investment banking firm of Morgan Joseph & Co. to assist it in raising equity capital within its current public company structure. The Company's press release announcing its retention of Morgan Joseph & Co. is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.
Exhibit Number	Description
99.1	Press Release dated January 17, 2003

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.
Date: January 17, 2003	/s/ JERRY R. WELCH Jerry R. Welch President and Chief Executive Officer

QuickLinks

FORM 8–K